Exhibit 99.16
(Text of Graph posted to Ashland Inc.'s website concerning
Ashland Distribution revenue)

Monthly Sales ($ in millions)*

	2005	2006	2007	2008	2009
January	304	335	340	378	253
February	311	328	327	353	217
March	342	366	341	351	227
April	328	324	332	381	227
May	329	362	350	374	225
June	329	364	344	396	246
July	295	324	335	396	253
August	334	366	386	378
September	343	334	329	377
October	333	352	371	372
November	334	331	343	266
December	300	265	276	215

12 Month Rolling Average ($ in millions)*

	2005	2006	2007	2008	2009
January	288	326	338	343	343
February	293	328	338	345	331
March	297	330	336	346	321
April	301	329	337	350	308
May	306	332	336	352	296
June	309	335	334	356	283
July	311	337	335	361	271
August	314	340	336	361
September	318	339	336	365
October	320	341	338	365
November	323	341	339	358
December	324	338	340	353

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.